SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of the registrant as specified in its charter)

Nevada	000-55609	90-0895673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9101 LBJ Freeway, Suite 200; Dallas, TX	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-260-9062

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement

On July 25, 2018, our Board of Directors approved the acquisition of BFIT Brands, LLC, an Arizona limited liability company (“BFIT”). BFIT markets and distributes FitWhey, a water-based protein drink combined with caffeine and a vitamin B pack. The acquisition is documented by an Asset Purchase Agreement dated July 25, 2018 (the “APA”). Under the APA, we have acquired all assets of BFIT for a total purchase price of $230,000, to be paid as follows:

a.	$75,000 in cash, to be paid to BFIT in installments following the effective date of the asset purchase, payable on the 15th day the month following the end of each of our fiscal quarters. Each installment payment shall be equal to five percent (5%) of the net sales revenue generated by the BFIT business during the applicable fiscal quarter;

b.	$75,000-worth of our common stock to be issued on the effective date of the asset purchase. The shares shall be valued using the closing share price for our common stock on the effective date of the asset sale;

c.	Forgiveness of the $80,000 debt owing to us by BFIT under the Secured Promissory Note and Exclusive Option Agreement dated June 29, 2018.

The common stock component of the purchase price, valued at $0.01005 per share, will be approximately 7,462,687 shares. The assets acquired include all trademarks, including the “FitWhey” brand, all inventory, accounts receivable, and all goodwill and other intangibles associated with BFIT’s business. We did not assume any liabilities of BFIT.

In connection with the APA, we entered into a Non-Competition Agreement with BFIT and its managers and members. The Non-Competition Agreement prohibits these individuals, for a period of one year, from participating in a business similar to that conducted by BFIT, or from participating in a business marketing products containing hemp or CBD.

Finally, the co-founder of BFIT, Erik Rothchild, has joined Rocky Mountain High Brands and will continue to run the FitWhey business as a part of our corporate family. Under an Employment Agreement with Rocky Mountain High Brands, Mr. Rothchild will serve as President of FitWhey Brands, Inc., a new wholly-owned subsidiary formed to operate the FitWhey business. In that position, Mr. Rothchild will report to our Chief Commercialization Officer and will be responsible for sales and promotion of FitWhey-branded products and related responsibilities. Mr. Rothchild’s employment is for an open term and on an at-will basis. His initial base salary will be $75,000 per year, together with bonuses and equity awards to be granted in the discretion of the Board.

The foregoing discussion is a summary of the material terms of the agreements described herein. Each of these agreements contains additional terms, covenants and conditions and should be reviewed in its entirety for additional information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement with BFIT Brands, LLC
10.2	Non-competition Agreement with members of BFIT Brands, LLC
10.3	Employment Agreement with Erik Rothchild

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

 ROCKY MOUNTAIN HIGH BRANDS, INC.

Date: July 26, 2018

By: /s/ Michael Welch

Michael R. Welch

President and Chief Executive Officer

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